UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2006 (March 6, 2006)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 6, 2006, UAP Holding Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders listed therein (the “Selling Stockholders”) and Goldman, Sachs & Co., relating to the sale of 9,322,858 shares of the Company’s common stock (the “Shares”) by the Selling Stockholders. The Company will not receive any proceeds from the offering.

The Selling Stockholders are certain funds affiliated with Apollo Management V, L.P. (collectively, “Apollo”), a major stockholder of the Company, and current and former employees of the Company. Additional information with respect to Apollo and the other Selling Stockholders and their relationships with the Company is provided under the captions “Directors and Executive Officers of the Registrant” and “Certain Relationships and Related Transactions” in the Company’s Annual Report on Form 10-K incorporated by reference herein.

The Company has agreed to pay all expenses of the Selling Stockholders in the offering, which are expected to be approximately $400,000, excluding underwriting discounts and commissions that will be paid by the Selling Stockholders, and including legal, accounting and printing costs and various other fees associated with registering the Shares.

The sale of the Shares by the Selling Stockholders has been registered pursuant to an effective registration statement on Form S-3, as amended (File No. 333-131080) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The above summary is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated March 6, 2006, among the Company, the Selling Stockholders and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP. (Registrant)

March 6, 2006

	By:	/s/ Todd A. Suko
Todd A. Suko Vice President and Secretary